Exhibit 10.1

STOCK CONTRIBUTION AGREEMENT

                This Stock Contribution Agreement (“Agreement”) is dated as of May 16, 2006, and is made by and among 1-800 CONTACTS, INC., a Delaware corporation (the “Company”), and Jonathan C. Coon (“JCC”).

                WHEREAS, subject to the terms and conditions set forth herein, JCC has agreed to contribute to the Company upon the consummation of a Change in Control (as defined herein), and in accordance with the terms of this Agreement, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

                NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the Company and JCC hereby agree as follows:

ARTICLE I
CONTRIBUTION OF COMMON STOCK AND RELATED MATTERS

Section 1.1             Contribution of Common Stock.  Subject to the terms and conditions set forth herein, immediately after the consummation of a Change in Control, JCC hereby agrees to deliver to the Company, and the Company hereby agrees to accept, one (1) share of Common Stock for every five (5) shares of Common Stock that vests pursuant to the terms of the Long Term Incentive Plan as a result of the Change in Control up to an aggregate of 100,000 shares of Common Stock (the “Contributed Shares”).  The Contributed Shares shall immediately be cancelled, and JCC shall not be entitled to any consideration on account of the Contributed Shares, including any consideration to be paid or payable in connection with any transaction or series of transactions that give rise to the Change in Control.  The number of Contributed Shares required to be contributed to the Company pursuant to this Section 1.1 shall be adjusted in accordance with Section 1.4.  JCC shall deliver to the Company certificates representing the Contributed Shares being contributed to the Company pursuant to this Section 1.1, duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

Section 1.2             Exception to Contribution.  JCC shall not be required to make the contribution described in Section 1.1 if the price per share paid in connection with the Change in Control plus any dividends paid by the Company to shareholders during the term of this Agreement is more than $30 per share.

Section 1.3             Certain Defined Terms.  For purposes of this Agreement, the following terms shall have the meaning assigned to them below:

“Board” means the Board of Directors of the Company.

                “Change in Control” shall mean the occurrence of one of the following events:

                (i)            when any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary, any existing stockholders of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; provided that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; and provided further that no Change in Control will be deemed to have occurred if JCC (including any “person” controlled by JCC (as defined in Rule 12b-2 under the Exchange Act)) owns more than 10% of the Company or any person that becomes the “beneficial owner” of 50% or more of the combined voting power of the Company’s then outstanding securities; or

                (ii)           when, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24 month period) or by prior operation of this provision; or

                (iii)          the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company in one or a series of related transactions (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, by reason of such ownership of the Company’s voting securities immediately before the Business Combination, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company; (ii) no person (excluding, any company resulting from such Business Combination or any employee benefit plan (or related trust) of the company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then combined voting power of the then outstanding voting securities or equity of such company except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the Board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or

                (iv)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Long Term Incentive Plan” means the terms and conditions set forth in the form of Restricted Stock Grant Agreement filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2006.

Section 1.4             Certain Adjustments, etc.  In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or other change in the shares of Common Stock, the number of shares required to be contributed to the Company pursuant to Section 1.1 shall be appropriately adjusted to reflect such event.  The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the number of Contributed Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to JCC as follows:

Section 2.1             Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority (i) to own, lease and operate its properties, to carry on its business as now being conducted and (ii) to execute, deliver and perform its obligations under this Agreement.

Section 2.2             Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken.  This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

Section 2.3             No Conflicts.  The execution, delivery and performance of this Agreement will not (i) violate any provision of law or statute or any order of any court or other governmental authority binding on the Company; (ii) contravene or conflict with the Company’s certificate of incorporation or bylaws; or (iii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default, or result in the creation of any lien upon any of the properties or assets of the Company, under any indenture, mortgage, lease agreement or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected.

Section 2.4             No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority or any court is required for the execution, delivery and performance by the Company of this Agreement, except such consents, approvals, authorizations, orders and registrations or qualifications that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF JCC

                JCC represents and warrants to the Company as follows:

Section 3.1             Authorization.  All action on the part of JCC necessary for the authorization, execution and delivery of this Agreement and the performance of his obligations of hereunder has been taken.  This Agreement constitutes a valid and legally binding obligation of JCC enforceable in accordance with its terms.

Section 3.2             No Conflicts.  The execution, delivery and performance of this Agreement will not (i) violate any provision of law or statute or any order of any court or other governmental authority binding on JCC; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default, or result in the creation of any lien upon any of the properties or assets of the JCC under any indenture, mortgage, lease agreement or other agreement or instrument to which JCC is a party or by which his or any of his property is bound or affected.

Section 3.3             No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority or any court is required for the execution, delivery and performance by JCC of this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have material adverse effect on the ability of JCC to perform his obligations under this Agreement.

Section 3.4             Common Stock Ownership.  As of the date hereof, JCC is the “beneficial owner” of that number of shares of Common Stock listed opposite his name on the signature page hereto.

ARTICLE IV
MISCELLANEOUS

Section 4.1             Termination.  This Agreement shall automatically terminate upon the earliest to occur of any of the following events:  (i) two years from the date of this Agreement; (ii) the consummation of a Change in Control; or (iii) the mutual agreement of JCC and the Company.  (Such date that this Agreement terminates in accordance with this Section 4.1 is referred to herein as the “Termination Date”).  In the event of the termination of this Agreement pursuant to this Section 4.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the parties hereto and each of their respective directors, trustees, officers, employees, partners, stockholders or shareholders, as applicable, and all rights and obligations of any party hereto shall cease, provided, however, that nothing contained in this Section 4.1 shall relieve any party from liabilities or damages arising out of any fraud or breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement prior to the Termination Date.

Section 4.2             Costs, Expenses and Taxes.  Each party shall bear its own costs and expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby.

Section 4.3             Prior Agreements. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements.  There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.

Section 4.4             Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.

Section 4.5             Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without regard to its choice of law rules.

Section 4.6             Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.

Section 4.7             Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

Section 4.8             Assignment; Binding Effect.  JCC shall not convey, assign or otherwise transfer any of his rights or obligations under this Agreement without the express written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing is this Agreement shall be interpreted to limit in any manner the ability of JCC to sell, dispose or otherwise transfer any shares of Common Stock that JCC may beneficially own as of the date hereof or hereinafter acquire.

Section 4.9             Waiver; Remedies.  No delay on the part of any party hereto in exercising any right, power or privilege under this Agreement shall operate as a wavier thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 4.10           Amendment.  Except as set forth herein, this Agreement may be modified or amended only by written agreement of the parties to this Agreement.

                IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

1-800 CONTACTS, INC.

	By:	/s/ Brian W. Bethers
	Name:	Brian W. Bethers
	Title:	President

Number of Shares Owned:	By:	/s/ Jonathan C. Coon
	Name:	Jonathan C. Coon
3,033,215 Shares